UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2012

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

On May 10, 2012, Intel Corporation (“Intel” or “the company”) presented business and financial information to institutional investors, analysts, members of the press and the general public at a publicly webcast meeting (the “Investor Meeting”).  Attached hereto as Exhibit 99.1 and incorporated by reference herein is the Investor Meeting presentation made by Stacy J. Smith, Senior Vice President and Chief Financial Officer of Intel. During the course of the Investor Meeting, Mr. Smith discussed Intel’s financial performance, including, e.g., revenue, gross margin, spending, return on equity and return on invested capital; the financial performance and business opportunities of Intel’s reporting segments; and return of cash to stockholders, including cash from operations, dividends and stock repurchases. Mr. Smith’s presentation includes forward-looking statements and accompanying Risk Factors.

In addition to presenting financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), Mr. Smith’s presentation contains non-GAAP financial measures that exclude the charge incurred in the fourth quarter of 2009 as a result of the settlement agreement with Advanced Micro Devices, Inc. (AMD) in the amount of $1.25 billion, and a charge incurred in the second quarter of 2009 as a result of the European Commission (EC) fine in the amount of €1.06 billion, or about $1.45 billion. These non-GAAP measures also exclude the associated impacts of the AMD settlement on Intel’s tax provision. The EC fine did not impact the income tax provision because it was not tax deductible. Additionally, Mr. Smith’s presentation defines Return on Invested Capital (ROIC) as adjusted net operating profit after taxes divided by beginning invested capital. Management believes that ROIC provides greater visibility into how effectively Intel deploys capital. Management uses ROIC as a high level target to help ensure that overall performance is understood and acceptable. ROIC is not a measure of financial performance under GAAP, and may not be defined and calculated by other companies in the same manner as Intel. ROIC should not be considered in isolation or as an alternative to net income as an indicator of company performance.

The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show the reader, how our performance compares to other periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 10, 2012	Cary I. Klafter Corporate Secretary